CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement included in Post-Effective Amendment No. 1 to the Registration Statement on Form N-14AE of the Touchstone Investment Trust to be filed on or about March 24, 2004 and to the use of our report dated November 17, 2003 on the financial statements of the Touchstone Investment Trust incorporated by reference therein.




                             /s/ ERNST & YOUNG LLP
                                 ERNST & YOUNG LLP

Cincinnati, Ohio
March 23, 2004
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